Exhibit 99.1

FOR IMMEDIATE RELEASE

iSIGN ANNOUNCES PROPOSED PUBLIC OFFERING

Files Application to be Listed on NASDAQ Capital Market

REDWOOD SHORES, CA, December 18, 2015 – iSign Solutions Inc. (“iSIGN”) (OTCQB: ISGN), a supplier of electronic signature and other software solutions enabling secure and cost-effective management of document-based digital transactions, today announced that it filed a registration statement with the U.S. Securities and Exchange Commission to issue shares of common stock. iSIGN intends to use the net proceeds from the offering to expand its sales and marketing efforts, increase its product offerings, repay debt and for working capital and general corporate purposes. In connection with the offering, iSIGN has applied to have its common stock listed on the NASDAQ Capital Market under the symbol “ISGN”.

iSIGN also has filed preliminary proxy materials with the SEC pursuant to which it is seeking stockholder approval of a reverse stock split of its outstanding common stock and certain matters relating to the conversion of all its preferred stock into common stock. A special committee of the company’s board of directors and the entire board of directors has approved unanimously the terms of the proposed reverse stock split and matters relating to the reduction of the conversion price of each series of its outstanding preferred stock.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the common stock in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

A Registration Statement on Form S-1, including a preliminary prospectus, related to the offering was filed with the SEC on December 17, 2015 but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

275 shoreline drive | suite 500 | redwood shores | ca 94065 | usa | +1.650.802.7888 t | +1.650.802.7777 f

ABOUT iSIGN
iSIGN (formerly known as Communication Intelligence Corporation or CIC) is a provider of digital transaction management (DTM) software enabling fully digital (paperless) business processes. iSIGN’s solutions encompass a wide array of functionality and services, including electronic signatures, simple-to-complex workflow management and various options for biometric authentication. These solutions are available across virtually all enterprise, desktop and mobile environments as a seamlessly integrated software platform for both ad-hoc and fully automated transactions. iSIGN’s software platform can be deployed both on-premise and as a cloud-based service, with the ability to easily transition between deployment models. iSIGN is headquartered in Silicon Valley. For more information, please visit our website at www.isignnow.com. iSIGN’s logo is a trademark of iSIGN.

FORWARD LOOKING STATEMENTS
Certain statements contained in this press release, including without limitation, statements containing the words “believes”, “anticipates”, “hopes”, “intends”, “expects”, and other words of similar import, constitute “forward looking” statements within the meaning of the Private Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual events to differ materially from expectations.  Such factors include the following (1) technological, engineering, quality control or other circumstances which could delay the sale or shipment of products containing the company’s technology; (2) economic, business, market and competitive conditions in the software industry and technological innovations which could affect customer purchases of the company’s solutions; (3) the company’s inability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others or prevent others from infringing on the proprietary rights of the company; and (4) general economic and business conditions.

Contact Information:

iSIGN
Investor Relations and Media Inquiries:
Andrea Goren
+1.650.802.7723
agoren@isignnow.com

275 shoreline drive | suite 500 | redwood shores | ca 94065 | usa | +1.650.802.7888 t | +1.650.802.7777 f